                           OFFER TO PURCHASE FOR CASH
                        ALL OUTSTANDING ORDINARY SHARES

                                       OF

                             WIZTEC SOLUTIONS LTD.
                                       BY

                       CONVERGYS ISRAEL INVESTMENTS LTD.
                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                             CONVERGYS CORPORATION
                                       AT

                              $18.30 NET PER SHARE

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, APRIL 28, 1999, UNLESS EXTENDED.

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase dated April 1, 1999 and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by Convergys Israel Investments Ltd., a company limited by shares duly registered under the laws of the State of Israel (the "Sub") and a wholly owned subsidiary of Convergys Corporation, an Ohio corporation ("Parent"), to purchase all outstanding Ordinary Shares (including Shares which may be issued during the course of the Offer as a result of the exercise of options and warrants), each with New Israeli Shekel 1 par value (the "Shares"), of Wiztec Solutions Ltd., a company limited by shares duly registered under the laws of the State of Israel (the "Company"), at $18.30 per Share net to the seller in cash. We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares.

     We request instruction as to whether you wish to tender any or all Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender offer price is $18.30 per Share net to you in cash, upon the terms and subject to the conditions set forth in the Sub's Offer to Purchase dated April 1, 1999 and the related Letter of Transmittal.

          2. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, April 28, 1999, unless extended.

          3. The Offer is being made for all outstanding Shares.

          4. The Offer is conditioned upon the satisfaction of certain conditions set forth in the Offer to Purchase.

          5. Any stock transfer taxes will be borne by the Sub, except as otherwise provided in the Letter of Transmittal.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Sub is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Sub becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Sub shall make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Sub cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Sub by one or more registered brokers or dealers licensed under the laws of such jurisdictions.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                        ALL OUTSTANDING ORDINARY SHARES

                                       OF

                             WIZTEC SOLUTIONS LTD.
                                       BY

                       CONVERGYS ISRAEL INVESTMENTS LTD.
                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                             CONVERGYS CORPORATION
                                       AT

                              $18.30 NET PER SHARE

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated April 1, 1999 of Convergys Israel Investments Ltd., a company limited by shares duly registered under the laws of the State of Israel and a wholly owned subsidiary of Convergys Corporation, an Ohio corporation, and the related Letter of Transmittal, relating to Ordinary Shares, each with New Israeli Shekel 1 par value (the "Shares"), of Wiztec Solutions Ltd., a company limited by shares duly registered under the laws of the State of Israel.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered:*

                         Shares
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                 Dated:  , 1999
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                                                         SIGN HERE

                                            ------------------------------------

                                            ------------------------------------
                                                        Signature(s)

                                            ------------------------------------

                                            ------------------------------------
                                                 (Please print name(s) and
                                                     address(es) here)

                                            ------------------------------------
                                             Area Code and Telephone Number(s)

                                            ------------------------------------
                                             Taxpayer Identification or Social
                                                     Security Number(s)
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.